Exhibit 99.1

Xometry Reports Fourth Quarter and Full Year 2024 Results

•
Q4 revenue increased 16% year-over-year to a record $149 million driven by marketplace growth of 20% year-over-year.
•
Q4 gross profit increased 20% year-over-year to a record $59.0 million.
•
Q4 marketplace gross profit increased 32% year-over-year driven by our AI technology and expanding supplier network. Q4 marketplace gross margin increased 320 basis points year-over-year to a record 34.5%.
•
Q4 Adjusted EBITDA improved $3.9 million year-over-year to a profit of $1.0 million.
•
Growth initiatives include: expanding buyer and supplier networks; driving deeper enterprise engagement; further expanding the marketplace menu; growing internationally and enhancing supplier services.

NORTH BETHESDA, MD., February 25, 2025 /Globe Newswire/-- Xometry, Inc. (NASDAQ:XMTR), the global AI-powered marketplace connecting buyers with suppliers of manufacturing services, today reported financial results for the fourth quarter and full year ended December 31, 2024.

“Our AI powered marketplace continues to gain share and deliver record financial results,” said Randy Altschuler, Xometry’s CEO. “In Q4, we delivered stronger-than-expected marketplace growth and generated positive Adjusted EBITDA as our customers increasingly rely on Xometry for their supply chain resiliency. In 2025, we remain focused on driving global growth, scale and operating excellence.”

“In Q4, we delivered strong marketplace revenue growth, operating leverage and positive Adjusted EBITDA,” said James Miln, Xometry’s CFO. “Our record marketplace gross margin of 34.5% and operating efficiencies drove Adjusted EBITDA to a profit of $1.0 million, a $3.9 million improvement year-over-year.”

Fourth Quarter 2024 Financial Highlights

•
Marketplace revenue for the fourth quarter of 2024 was $135 million, an increase of 20% year-over-year.
•
Marketplace Active Buyers increased 23% from 55,325 as of December 31, 2023 to 68,267 as of December 31, 2024.
•
Marketplace Accounts with Last Twelve-Months Spend of at least $50,000 increased 12% from 1,331 as of December 31, 2023 to 1,495 as of December 31, 2024.
•
Supplier services revenue for the fourth quarter of 2024 was $14.0 million, a decrease of 13% year-over-year driven primarily by the exit of non-core supplier services and to a lesser extent advertising and marketing services.
•
Net loss attributable to common stockholders for the fourth quarter of 2024 was $9.9 million, a decrease of $0.7 million year-over-year. Net loss for the fourth quarter of 2024 included $8.2 million of stock-based compensation, $0.1 million of payroll tax expense related to stock-based compensation and $3.4 million of depreciation and amortization expense.
•
Adjusted EBITDA for the fourth quarter of 2024 was a profit $1.0 million, reflecting an improvement of $3.9 million year-over-year.
•
Non-GAAP net income for the fourth quarter of 2024 was $3.2 million, as compared to a Non-GAAP net loss of $0.4 million in the fourth quarter of 2023.
•
Cash, cash equivalents and marketable securities were $240 million as of December 31, 2024, an increase of $5.8 million from September 30, 2024.

Fourth Quarter 2024 Business Highlights

•
Grew the number of Active Suppliers 28% year-over-year from 3,429 to 4,375. In the fourth quarter, we expanded our supplier base in the U.S. with a focus on key quality certifications to serve the needs of our larger customers across key industries.
•
Expanded international economy pricing on Xometry marketplace, giving our domestic customers the ability to instantly quote additive processes with global suppliers. This move reflects our growing operational capacities in key manufacturing regions such as Turkey and India.
•
Enhanced marketplace certifications for a range of industries furthering our capabilities for enterprise accounts. Xometry retained a key certification for the automotive industry – IATF 16949, an international quality standard enabling the company to expand the breadth of automotive manufacturing on the Xometry marketplace. This certification joins our other key certifications – AS9100 certification for the aerospace and defense industries, and the ISO13485 certification for medical devices which underscores the quality of the Xometry marketplace.
•
Received a new patent for our Xometry Instant Quoting Engine® entitled "Methods and Apparatus for Machine Learning Predictions of Manufacturing Processes." Xometry now owns 12 U.S. patents related to the use of machine learning for generating fabrication and manufacturing predictions, such as price, manufacturability and suitable materials.

Full Year 2024 Financial Highlights

•
Marketplace revenue for the full year of 2024 was $486 million, an increase of 23% year-over-year.
•
Supplier services revenue for the full year of 2024 was $59.6 million, a decrease of 13% year-over-year driven primarily by the exit of non-core supplier services and to a lesser extent advertising and marketing services.
•
Net loss attributable to common stockholders for the full year of 2024 was $50.4 million, a decrease of $17.1 million year-over-year. Net loss for the full year of 2024 included $29.3 million of stock-based compensation, $1.0 million of payroll tax expense related to stock-based compensation and $13.0 million of depreciation and amortization expense.
•
Adjusted EBITDA for the full year of 2024 was a loss of $9.7 million, reflecting an improvement of $17.8 million year-over-year.
•
Non-GAAP net loss for the full year of 2024 was $2.1 million, as compared to a Non-GAAP net loss of $19.4 million for the full year of 2023.

Full Year 2024 Business Highlights

•
Expanded our US marketplace menu with instant pricing and lead time auto-quote offerings for tube cutting and tube bending. Through our partnership with Google Cloud, Xometry is leveraging Vertex AI to accelerate the deployment of new auto-quote methods and models on our marketplace.
•
Introduced new features for our Teamspace enterprise collaboration software. Teamspace moves the Xometry marketplace from a focus on individual buyers and parts to procurement teams managing essential programs. New features include expanded collaboration, order management tools and comprehensive quote histories. Since launching Teamspace, over 5,000 teams have been created.
•
Launched a marketplace buyer dashboard for tooling processes, including injection molding. The new dashboard provides engineers and procurement professionals details about their various tools, and a view of their tool production workflow (tracking everything from quoting, design-for-manufacturability, tool production and part production).

•
Expanded European marketplace menu including new processes, materials and languages. Xometry Europe added vacuum casting to the Xometry Instant Quoting Engine, new steel and aluminum grades options and expanded its finishing options for 3D printing. Xometry Europe launched the Czech and Hungarian languages on the site. Worldwide, the Xometry marketplace is available in 18 languages.
•
Delivered a suite of tools on the European marketplace that makes it easier for enterprise customers to order parts for their high-volume manufacturing projects. The tools give engineers, designers, procurement professionals and project managers everything they need to coordinate, collaborate and manage complex orders.
•
In China, launched enhanced customer service capabilities on our WeChat mini app for buyers to quote, order and track deliveries.
•
Released new features for Thomas, including new self-serve tools for suppliers to create custom advertising campaigns on Thomasnet®. The new tools let suppliers select from among 78,000 categories and keywords that best reflect their products and services and present a range of suggested budgets tailored to their marketing spend.

Financial Summary

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change

Consolidated
Revenue	$148,546	$128,145	16%	$545,529	$463,406	18%
Gross profit	59,020	49,085	20%	215,624	178,259	21%
Net loss attributable to common stockholders	(9,889)	(10,551)	6%	(50,401)	(67,472)	25%
EPS, basic and diluted, of Class A and Class B common stock	(0.20)	(0.22)	9%	(1.03)	(1.41)	27%
Adjusted EBITDA(1)	1,049	(2,850)	137%	(9,676)	(27,490)	65%
Non-GAAP net income (loss)(1)	3,165	(400)	891%	(2,069)	(19,355)	89%
Non-GAAP EPS, basic and diluted(1), of Class A and Class B common stock	0.06	(0.01)	700%	(0.04)	(0.40)	90%

Marketplace
Revenue	$134,508	$112,090	20%	$485,946	$394,754	23%
Cost of revenue	88,087	77,024	(14)%	323,365	273,264	(18)%
Gross Profit	$46,421	$35,066	32%	$162,581	$121,490	34%
Gross Margin	34.5%	31.3%	3.2%	33.5%	30.8%	2.7%

Supplier services
Revenue	$14,038	$16,055	(13)%	$59,583	$68,652	(13)%
Cost of revenue	1,439	2,036	29%	6,540	11,883	45%
Gross Profit	$12,599	$14,019	(10)%	$53,043	$56,769	(7)%
Gross Margin	89.7%	87.3%	2.4%	89.0%	82.7%	6.3%

(1)
These non-GAAP financial measures, and the reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(2):

	As of December 31,
	2024	2023	% Change

Active Buyers(3)	68,267	55,325	23%
Percentage of Revenue from Existing Accounts(3)	97%	96%
Accounts with Last Twelve-Months Spend of at Least $50,000(3)	1,495	1,331	12%
Active Paying Suppliers(3)	6,582	7,271	(9)%

(2)
These key operating metrics are for Marketplace and Supplier Services. See “Key Terms for our Key Metrics and Non-GAAP Financial Measures” below for definitions of these metrics.
(3)
Amounts shown for Active Buyers, Accounts with Last Twelve-Months Spend of at Least $50,000, and Active Paying Suppliers are as of December 31, 2024 and 2023, and Percentage of Revenue from Existing Accounts is presented for the quarters ended December 31, 2024 and 2023.

Financial Guidance and Outlook:

	Q1 2025
	(in millions)
	Low	High
Revenue	$147	$149

•
For Q1 2025, expect revenue of $147-$149 million, representing 20-21% growth year-over-year. This includes an unfavorable foreign exchange impact of approximately $1.0 million.
•
For Q1 2025, expect Adjusted EBITDA loss of approximately $1.5 million, an improvement of approximately $6.0 million from an Adjusted EBITDA loss of $7.5 million in Q1 2024.
•
For FY 2025, expect total revenue growth to exceed revenue growth in 2024. We expect marketplace revenue growth of at least 20% year-over-year and expect supplier services revenue to be down approximately 5-10% year-over-year.
•
For FY 2025, expect to be Adjusted EBITDA positive for the full year.

Xometry’s first quarter 2025 and full year 2025 financial outlook is based on a number of assumptions that are subject to change and many of which are outside of its control. If actual results vary from these assumptions, Xometry’s expectations may change. There can be no assurance that Xometry will achieve these results.

Reconciliation of Adjusted EBITDA on a forward-looking basis to net loss, the most directly comparable GAAP measure, is not available without unreasonable efforts due to the high variability and complexity and low visibility with respect to certain charges excluded from this non-GAAP measure, including interest and dividend income, benefit for income taxes, charitable contributions of common stock and impairment of assets. Xometry expects the variability of these items could have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. (“Xometry”, the “Company”, “we” or “our”) uses Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP Earnings Per Share basic and diluted, which are considered non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, nor superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. Additionally, non-GAAP financial measures do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

Marketplace revenue: includes the sale of parts and assemblies on our platform.

Supplier service revenue: includes the sales of marketing and advertising services and, to a lesser extent, financial service products, SaaS-based solutions and the sale of tools and materials, which was discontinued during the second quarter of 2023.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our marketplace. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months. We adjusted the number of our Q4 2023 active buyers in 2024 to reflect an immaterial correction.

Active Suppliers: The Company defines “suppliers” as individuals or businesses that have been approved by us to either manufacture a product on our platform for a buyer or have utilized our supplier services, including our digital marketing services, data services, financial services or tools and materials. The Company defines Active Suppliers as suppliers that have used our platform at least once during the last twelve months to manufacture a product.

Percentage of Revenue from Existing Accounts: The Company defines an “account” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of At Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of At Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

Active Paying Suppliers: The Company defines Active Paying Suppliers as individuals or businesses who have purchased one or more of our supplier services, including digital marketing services, data services, financial services or tools and materials on our platforms, during the last twelve months.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA): The Company defines Adjusted EBITDA as net loss, adjusted for interest expense, interest and dividend income and other expenses, benefit for income taxes, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, amortization of lease intangible, stock-based compensation, payroll tax expense related to stock-based compensation, lease abandonment, charitable contributions of common stock, income from unconsolidated joint venture, impairment of assets, restructuring charges, costs to exit the tools and materials business and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP net income (loss): The Company defines non-GAAP net income (loss) as net loss adjusted for depreciation and amortization, stock-based compensation, payroll tax expense related to stock-based compensation, amortization of lease intangible, amortization of deferred costs on convertible notes, loss on sale of property and equipment, charitable contributions of common stock, lease abandonment and termination, impairment of assets, restructuring charges, costs to exit the tools and materials business and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP Earnings Per Share, basic and diluted (Non-GAAP EPS, basic and diluted): The Company calculates non-GAAP earnings per share, basic and diluted as non-GAAP net income (loss) divided by weighted average number of shares of common stock outstanding.

Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS, basic and diluted, provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

About Xometry

Xometry’s (NASDAQ:XMTR) AI-powered marketplace, popular Thomasnet® industrial sourcing platform and suite of cloud-based services are rapidly digitizing the manufacturing industry. Xometry provides manufacturers the critical resources they need to grow their business and makes it easy for buyers to create locally resilient supply chains. The Xometry Instant Quoting Engine® leverages millions of pieces of data to analyze complex parts in real-time, matches buyers with the right suppliers globally, and provides accurate pricing and lead times. Learn more at www.xometry.com or follow @xometry.

Conference Call and Webcast Information

The Company will host a conference call and webcast to discuss the results at 8:30 a.m. ET (5:30 a.m. PT) on February 25, 2025. In addition to its press release announcing its fourth quarter and full year 2024 financial results, Xometry will release an earnings presentation, which will be available on its investor website at investors.xometry.com.

Xometry, Inc. Fourth Quarter and Full Year 2024 Earnings Presentation and Conference Call

•
Tuesday, February 25, 2025
•
8:30 a.m. Eastern / 5:30 a.m. Pacific
•
To access the webcast use the following link: https://register.vevent.com/register
•
You may also visit the Xometry Investor Relations Homepage at investors.xometry.com to listen to a live webcast of the call

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the first quarter of 2025 and the full year 2025; our expectations regarding our growth; and statements regarding our strategies, initiatives, products and platform capabilities. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, our ability to forecast our performance due to our limited operating history, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, our brand and reputation, and the impact of fluctuations in general macroeconomic conditions, such as fluctuations in inflation and rising interest rates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Matthew Hutchison Global Corporate Communications 415-583-2119 matthew.hutchison@xometry.com

Xometry, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$22,232	$53,424
Marketable securities	217,603	215,352
Accounts receivable, less allowance for credit losses of $4.9 million and $2.4 million as of December 31, 2024 and December 31, 2023	73,962	70,102
Inventory	3,915	2,885
Prepaid expenses	4,954	5,571
Other current assets	4,874	8,897
Total current assets	327,540	356,231
Property and equipment, net	44,825	35,637
Operating lease right-of-use assets	8,462	12,251
Investment in unconsolidated joint venture	4,065	4,114
Intangible assets, net	32,139	35,768
Goodwill	262,686	262,915
Other assets	412	471
Total assets	$680,129	$707,387
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued cost of revenue	$35,023	$43,878
Other accrued expenses	24,401	22,677
Contract liabilities	7,948	7,357
Income taxes payable	979	2,484
Operating lease liabilities, current portion	6,436	6,799
Total current liabilities	74,787	83,195
Convertible notes	283,628	281,769
Operating lease liabilities, net of current portion	5,072	10,951
Deferred income taxes	229	275
Other liabilities	817	778
Total liabilities	364,533	376,968
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares; zero shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	—	—
Class A Common stock, $0.000001 par value. Authorized; 750,000,000 shares; 48,289,274 shares and 45,489,379 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	—	—
Class B Common stock, $0.000001 par value. Authorized; 5,000,000 shares; 1,475,311 shares and 2,676,154 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	685,054	648,317
Accumulated other comprehensive (loss) income	(328)	855
Accumulated deficit	(370,273)	(319,872)
Total stockholders’ equity	314,453	329,300
Noncontrolling interest	1,143	1,119
Total equity	315,596	330,419
Total liabilities and stockholders’ equity	$680,129	$707,387

Xometry, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Revenue	$148,546	$128,145	$545,529	$463,406
Cost of revenue	89,526	79,060	329,905	285,147
Gross profit	59,020	49,085	215,624	178,259
Sales and marketing	26,546	25,373	108,437	93,688
Operations and support	16,057	12,922	58,975	52,372
Product development	10,370	8,892	39,322	34,462
General and administrative	17,487	14,437	64,957	70,916
Impairment of assets	82	-	82	397
Total operating expenses	70,542	61,624	271,773	251,835
Loss from operations	(11,522)	(12,539)	(56,149)	(73,576)
Other income (expenses)
Interest expense	(1,188)	(1,188)	(4,752)	(4,784)
Interest and dividend income	2,507	2,959	10,782	11,607
Other expenses	307	(355)	(757)	(1,511)
Income from unconsolidated joint venture	(41)	9	452	446
Total other income	1,585	1,425	5,725	5,758
Loss before income taxes	(9,937)	(11,114)	(50,424)	(67,818)
Benefit for income taxes	41	561	21	353
Net loss	(9,896)	(10,553)	(50,403)	(67,465)
Net (loss) income attributable to noncontrolling interest	(7)	(2)	(2)	7
Net loss attributable to common stockholders	$(9,889)	$(10,551)	$(50,401)	$(67,472)
Net loss per share, basic and diluted, of Class A and Class B common stock	$(0.20)	$(0.22)	$(1.03)	$(1.41)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted, of Class A and Class B common stock	49,606,759	48,096,142	49,082,722	47,914,039

Net loss	$(9,896)	$(10,553)	$(50,403)	$(67,465)
Comprehensive loss:
Foreign currency translation	(1,587)	91	(1,157)	849
Total other comprehensive (loss) income	(1,587)	91	(1,157)	849
Comprehensive loss	(11,483)	(10,462)	(51,560)	(66,616)
Comprehensive income (loss) attributable to noncontrolling interest	16	(16)	24	29
Total comprehensive loss attributable to common stockholders	$(11,499)	$(10,446)	$(51,584)	$(66,645)

Xometry, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(50,403)	$(67,465)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,012	10,738
Impairment of assets	82	397
Reduction in carrying amount of right-of-use asset	4,458	14,355
Stock-based compensation	29,322	22,118
Revaluation of contingent consideration	137	571
(Income) from unconsolidated joint venture	(42)	(46)
Donation of common stock	1,686	1,029
Loss on sale of property and equipment	3	92
Inventory write-off	—	223
Amortization of deferred costs on convertible notes	1,859	1,860
Deferred tax benefit	(46)	(154)
Changes in other assets and liabilities:
Accounts receivable, net	(5,749)	(20,594)
Inventory	(1,282)	(1,550)
Prepaid expenses	599	1,669
Other assets	4,213	(80)
Accounts payable and accrued cost of revenue	(8,706)	12,593
Other accrued expenses	2,681	1,603
Contract liabilities	681	(1,404)
Lease liabilities	(6,911)	(5,520)
Other liabilities	527	-
Income taxes payable	(1,505)	(312)
Net cash used in operating activities	(15,384)	(29,877)
Cash flows from investing activities:
Purchases of marketable securities	(18,751)	(11,582)
Proceeds from sale of marketable securities	16,500	50,000
Purchases of property and equipment	(18,097)	(18,486)
Distributions in excess of earnings	90	—
Proceeds from sale of property and equipment	79	223
Cash paid for business combination, net of cash acquired	—	(3,349)
Net cash (used in) provided by investing activities	(20,179)	16,806
Cash flows from financing activities:
Proceeds from stock options exercised	5,104	1,909
Payment of contingent consideration	(465)	(842)
Net cash provided by financing activities	4,639	1,067
Effect of foreign currency translation on cash and cash equivalents	(268)	(234)
Net decrease in cash and cash equivalents	(31,192)	(12,238)
Cash and cash equivalents at beginning of the year	53,424	65,662
Cash and cash equivalents at end of the year	$22,232	$53,424
Supplemental cash flow information:
Cash paid for interest	$2,875	$2,875
Non-cash investing and financing activities:
Non-cash purchase of property and equipment	1,059	5,353
Non-cash consideration in connection with business combination	625	1,593

Xometry, Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Adjusted EBITDA:
Net loss	$(9,896)	$(10,553)	$(50,403)	$(67,465)
Add (deduct):
Interest expense, interest and dividend income and other expenses	(1,626)	(1,416)	(5,273)	(5,312)
Depreciation and amortization(1)	3,390	2,799	13,012	10,738
Amortization of lease intangible	180	180	720	950
Benefit for income taxes	(41)	(561)	(21)	(353)
Stock-based compensation(2)	8,207	5,896	29,322	22,118
Payroll tax expense related to stock-based compensation(3)	89	—	965	—
Lease abandonment(4)	—	—	—	8,706
Acquisition and other(5)	—	481	686	824
Charitable contribution of common stock	623	333	1,686	1,029
Income from unconsolidated joint venture	41	(9)	(452)	(446)
Impairment of assets	82	—	82	397
Restructuring charges(6)	—	—	—	738
Costs to exit the tools and materials business	—	—	—	586
Adjusted EBITDA	$1,049	$(2,850)	$(9,676)	$(27,490)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Non-GAAP Net Income (Loss):
Net loss	$(9,896)	$(10,553)	$(50,403)	$(67,465)
Add (deduct):
Depreciation and amortization(1)	3,390	2,799	13,012	10,738
Stock-based compensation (2)	8,207	5,896	29,322	22,118
Payroll tax expense related to stock-based compensation(3)	89	—	965	—
Amortization of lease intangible	180	180	720	950
Amortization of deferred costs on convertible notes	465	464	1,859	1,860
Acquisition and other(5)	—	481	686	824
Loss on sale of property and equipment	25	—	2	92
Charitable contribution of common stock	623	333	1,686	1,029
Lease abandonment and termination(4)	—	—	—	8,778
Impairment of assets	82	—	82	397
Restructuring charges(6)	—	—	—	738
Costs to exit the tools and materials business	—	—	—	586
Non-GAAP Net Income (Loss)	$3,165	$(400)	$(2,069)	$(19,355)
Weighted-average number of shares outstanding used to compute Non-GAAP Net Income (Loss) per share, basic and diluted, of Class A and Class B common stock	49,606,759	48,096,142	49,082,722	47,914,039
Non-GAAP weighted-average effect of potentially dilutive Class A common stock	2,656,165	-	-	-
Non-GAAP weighted-average shares used to compute Non-GAAP Net Income (Loss) per share, diluted	52,262,924	48,096,142	49,082,722	47,914,039

EPS, basic and diluted, of Class A and Class B common stock	$(0.20)	$(0.22)	$(1.03)	$(1.41)
Non-GAAP EPS basic and diluted, of Class A and Class B common stock	$0.06	$(0.01)	$(0.04)	$(0.40)

(1)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(2)
Represents the non-cash expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(3)
In the second quarter of 2024, we changed the definition of Adjusted EBITDA and Non-GAAP Net Income (Loss) to exclude payroll tax expense related to stock-based compensation. For prior periods, this amount was considered de minimis and, accordingly, we have not adjusted the Adjusted EBITDA or Non-GAAP Net Income (Loss) amounts for such periods.
(4)
Amount is recorded in general and administrative and/or other expenses.
(5)
Includes adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.
(6)
Costs associated with the May 2023 reduction in workforce.

Xometry, Inc. and Subsidiaries

Reconciliation of GAAP EPS to Non-GAAP EPS

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Non-GAAP EPS:
GAAP EPS, diluted, of Class A and Class B common stock	$(0.20)	$(0.22)	$(1.03)	$(1.41)
Non-GAAP effect of potentially dilutive Class A common stock	0.01	—	—	—
Add (deduct):
Depreciation and amortization	0.07	0.06	0.27	0.22
Stock-based compensation	0.16	0.12	0.60	0.46
Payroll tax expense related to stock-based compensation	—	—	0.02	—
Amortization of lease intangible	—	—	0.01	0.02
Amortization of deferred costs on convertible notes	0.01	0.01	0.04	0.04
Acquisition and other	—	0.01	0.02	0.03
Charitable contribution of common stock	0.01	0.01	0.03	0.02
Lease abandonment and termination	—	—	—	0.18
Impairment of assets	—	—	—	0.01
Restructuring charges	—	—	—	0.02
Costs to exit the tools and materials business	—	—	—	0.01
Non-GAAP EPS, diluted, of Class A and Class B common stock	$0.06	$(0.01)	$(0.04)	$(0.40)

Xometry, Inc. and Subsidiaries

Segment Results

(In thousands)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Segment Revenue:
U.S.	$123,614	$110,574	$456,727	$403,289
International	24,932	17,571	88,802	60,117
Total revenue	$148,546	$128,145	$545,529	$463,406

Segment Cost of Revenue:
U.S.	$74,010	$68,137	$274,838	$247,519
International	15,516	10,923	55,067	37,628
Total cost of revenue	$89,526	$79,060	$329,905	$285,147

Segment Adjusted EBITDA:
U.S.	$4,018	$(763)	$167	$(15,810)
International	(2,969)	(2,087)	(9,843)	(11,680)
Total Adjusted EBITDA	$1,049	$(2,850)	$(9,676)	$(27,490)

Xometry, Inc. and Subsidiaries

Supplemental Information

(In thousands)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Summary of Stock-based Compensation Expense and Payroll Taxes Related to Stock-based Compensation Expense
Sales and marketing	$2,233	$1,456	$8,233	$4,909
Operations and support	2,739	2,029	9,582	7,719
Product development	1,834	1,455	6,881	5,345
General and administrative	1,490	956	5,591	4,145
Total stock-based compensation expense and payroll taxes related to stock-based compensation	$8,296	$5,896	$30,287	$22,118

Summary of Depreciation and Amortization Expense
Cost of revenue	$182	$52	$731	$172
Sales and marketing	798	782	3,185	3,162
Operations and support	34	32	139	174
Product development	2,166	1,976	8,078	5,974
General and administrative	210	(43)	879	1,256
Total depreciation and amortization expense	$3,390	$2,799	$13,012	$10,738

Summary of Restructuring Charges
Sales and marketing	$-	$-	$-	$224
Operations and support	-	-	-	230
Product development	-	-	-	117
General and administrative	-	-	-	167
Total restructuring charge	$-	$-	$-	$738